SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES ACT OF 1934

Date of Report (Date of earliest event reported):

October 26, 2005 (October 26, 2005)

NORFOLK SOUTHERN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-8339	52-1188014
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

Three Commercial Place
Norfolk, Virginia  23510-9241
(Address of principal executive offices)

(757) 629-2680
(Registrant's telephone number, including area code)

No Change
(Former name or former address, if changed since last report)

Item 2.02            Regulation FD Disclosure and
Item 7.01            Results of Operations and Financial Condition.

              On October 26, 2005, the Registrant issued a Press Release, attached hereto as an Exhibit 99.  The press release, which reports third quarter results, includes non-GAAP financial measures, as defined by SEC Regulation G, which are reconciled within the release.  Specifically, the release excludes the effects of the Conrail corporate reorganization, which occurred in the third quarter of 2004, from net income and diluted earnings per share for the third quarter and first nine months of 2004 for the purpose of comparing them to results in the third quarter and first nine months of 2005, respectively.  The release also excludes the effects of Ohio tax legislation, which was enacted during the second quarter of 2005, from net income and diluted earnings per share for the first nine months of 2005 for the purposes of comparing them to results in the first nine months of 2004.

            These measures should be considered in addition to, not as a substitute for, net income and diluted earnings per share reported in accordance with U.S. Generally Accepted Accounting Principles.  Management believes that net income and diluted earnings per share excluding these items may be more indicative of operating results for comparison to prior periods and to other companies, and it intends to use these non-GAAP financial measures for comparison purposes at its analysts' meeting scheduled today and in future comparisons to periods which involve the third quarter of 2004 and the second quarter of 2005

SIGNATURES
NORFOLK SOUTHERN CORPORATION (Registrant)
/s/ Dezora M. Martin
_________________________________ Name: Dezora M. Martin Title: Corporate Secretary

Date:  October 26, 2005

EXHIBIT INDEX

Exhibit
Number                 Description

99                         Press Release dated October 26, 2005.